UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 29, 2014

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-31497 (Commission File Number)	65-1001686 (I.R.S. Employer Identification No.)

23F.Gutai Beach Building No.969, Zhongshan Road (South), Shanghai, China, 200011
(Address of principal executive offices) (zip code)

(Registrant’s telephone number, including area code)	(86) 21-63355100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.02	Results of Operations and Financial Condition.

On December 29, 2014,  China Logistics Group, Inc. ( the "Company") discontinued operations in the Tianjin Branch of Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”)(“Tianjin Branch”). Shandong Jiajia and its branches in Shanghai, Qingdao, Tianjin, Xiamen and Lianyungang are companies registed in People's Republic of China and  majority owned subsidiaries of the Company.

Tianjin Branch has not been operating profitably in recent years due to the appreciation of Chinese dollar, the slowdown in Chinese economy and the decline in Chinese foreign trade industry. In order to better focus the Company's working capital and efficiency, we have decided to discontinue the operation of Tianjin branch and hold the asset for sale. We expect to recorded a loss of approximately $130,000 related to the disposition of the Tianjin Branch in fiscal 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015	China Logistics Group, Inc.

By: /s/ Wei Chen
Wei Chen
Chairman and Chief Executive Officer